UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

HEALTHCARE SOLUTIONS MANAGEMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-147367	38-3767357
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

26 Reynolds St, Springhill, LA 71075

(Address of principal executive offices)

(866) 668-2188

(Registrant’s telephone number, including area code)

3 School St, Suite 303, Glen Cove NY 11542

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 15, 2023, Healthcare Solutions Holdings, Inc. (“HSH”) the wholly owned subsidiary of Healthcare Solutions Management Group, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Agreement”) with Jonathan Loutzenhiser, the Company’s former Executive Vice President and a member of the Company’s Board of Directors, as well as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer. Pursuant to the Agreement, HSH agreed to pay Mr. Loutzenhiser a total sum of $5,750,000.00 (the “Settlement Payment”) no later than one (1) business day after Mr. Loutzenhiser delivers to HSH a signed copy of the Agreement, as HSH had fallen significantly behind in the payment of regular payroll, benefits and bonuses to Mr. Loutzenhiser and HSH’s core business had been shut down due to the actions of certain corporate officers and other employees unrelated to Mr. Loutzenhiser.

The Agreement also contains a mutual release whereby each HSH and Mr. Loutzenhiser, agreed to release the other party on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with either party, affiliates, and assigns, including past, present and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives (the “Released Parties” and each a “Released Party”) from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys’ fees and costs actually incurred) and punitive damages, of any nature whatsoever, known or unknown which either of the Released Parties has, or may have had against the other Released Party, arising from (i) HSH’s falling behind in the payment of regular payroll, benefits and bonuses to Mr. Loutzenhiser (ii) HSH’s core business being shut down due to the actions of certain corporate officers and other employees (iii) any agreement between the Released Parties (iv) any other matter between the Released Parties or (v) any claims under federal, state or local law, rule or regulation (the “Release”).  However, the Release does not waive or release any claims arising after the effective date of the Agreement, including any claim for breach of the Agreement or any indemnification rights under the Agreement.

Additionally, the Agreement also provides that HSH agreed to indemnify Mr. Loutzenhiser in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) to which Mr. Loutzenhiser is made a party or threatened to be made a party, other than any Proceeding initiated by Mr. Loutzenhiser or HSH related to any contest or dispute with respect to the Agreement.  Further, pursuant to Agreement the parties agreed that unless required to do so by legal process, each party will not make disparaging statements or representations, either directly or indirectly, whether orally or in writing to any person whatsoever about the other party, or the other party’s spouse, attorneys, or representatives or affiliates.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2023, Jonathan Loutzenhiser the Company’s Executive Vice President and a member of the Company’s Board of Directors, as well as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer resigned from all positions with the Company. Mr. Loutzenhiser’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Additionally, on March 15, 2023, the following persons resigned from the following positions with the Company (referred to together herein as the “Resignations”):

Name	Position
Dr. Joseph Asuncion	Chief Medical Officer and Director
Dr. Richard Muckerman	Vice President of Strategy and Business
Blake Moorman	Vice President of Operations
Dr. Richard F. Wittock	Vice President of Clinical Affairs
Dr. Abdullah Arshad	Director

The Resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 15, 2023, Josh Constantin was appointed as the Company’s Interim Chief Executive Officer, Interim Chief Financial Officer and sole member of the Company’s Board of Directors.

Mr. Constantin, age 45, has over 20 years, experienced as a healthcare industry professional specializing as a corporate comptroller and as a company commercialization and go to market strategy expert. Since 2017, Mr. Constantin has worked for HSH both as an employee and consultant, in the capacity of corporate comptroller and the lead supervisor for all of the company’s commercial real-estate activities. Mr. Constantin was one of HSH’s two founders in 2017, having a vision of providing patients with the highest quality care through better access to the most advanced medical technology in the marketplace. Prior to working for HSH, Mr. Constantin developed and then oversaw and ran an advanced cardio diagnostic screening program for Novartis Pharmaceuticals across the United States. He also previously has worked for a number of Private Equity Firms, Hedge Funds, Registered Investment Advisors, and Investment Banks. Mr. Constantin has over a decade of investment banking experience, with a focus in the Medical/Life Science field, the Oil and Gas industry, and Derivatives primarily CDOs and CMOs.  Mr. Constantin during his investment banking career specialized in both institutional debt and equity offerings, and the reorganization of distressed companies.

Item 8.01 Other Events.

On March 6, 2023, six (6) creditors of the Company obtained judgments against the Company totaling $12,479,875.00. The creditors plan to place the Company into a court ordered receivership in an attempt to collect the foregoing amount. However, there can be no assurance that the foregoing can occur as planned or at all.

Item 9.01 - Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1*	Settlement Agreement and Release dated March 15, 2023 with Jonathan Loutzenhiser.
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

_____________

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Solutions Management Group, Inc

Date: March 21, 2023	/s/ Josh Constantin
Josh Constantin Interim Chief Executive Officer and Interim Chief Financial Officer

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